UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THE CHEMOURS COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

We have been trying to reach you regarding your vote at the important Annual Meeting of Shareholders of The Chemours Company to be held on April 22, 2025. Your Board of Directors seeks your approval of Proposal 4, the proposed amendment to our Certificate of Incorporation which would ultimately provide you, our shareholders, with more influence over Chemours’ future. Because not voting will have the same effect as a vote against Proposal 4, your vote is very important.

PLEASE DO NOT DELAY!

Our proxy solicitor, Innisfree, can take your vote directly by phone or help with any questions that you may have. Please call TODAY:

(877) 750-8338 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

10:00 am-7:00 pm ET, Monday-Friday; 10:00am-2:00pm ET, Saturday

TIME IS SHORT AND YOUR VOTE IS IMPORTANT!

OUR PROXY SOLICITOR, INNISFREE, CAN TAKE YOUR VOTE BY PHONE OR HELP WITH ANY QUESTIONS YOU MAY HAVE.

** PLEASE SEE REVERSE SIDE FOR VOTING DETAILS **